Recorded at the request of: Metro Title Company
File Number: 98020211


Mail Tax Notice to
ZEVEX, Inc.
4314 ZEVEX Park Lane
Murray, Utah 84123

                                 QUIT-CLAIM DEED

COTTONWOOD CONFLUENCE I, L.L.C., a Utah Limited Liability Company, GRANTOR hereby QUIT-CLAIMS TO: ZEVEX, Inc., a Delaware Corporation, GRANTEE of Salt Lake City, State of Utah, for the sum of TEN AND 00/100 DOLLARS AND OTHER GOOD AND VALUABLE CONSIDERATION, the following described tract(s) of land in Salt Lake County, State of Utah:

BEGINNING at a point 52.229 feet South from the Northeast Corner of Lot 3, COTTONWOOD CONFLUENCE CENTER PHASE 2, AMENDED; thence South 495.811 feet; thence West 1 foot; thence North 495.811 feet; thence East 1 foot to the beginning. Continuing 0.01 acres, more of less (being a 1 foot protection strip in COTTONWOOD CONFLUENCE CENTER PHASE 2, AMENDED)

AND  SUBJECT  TO  all  Easements,   Appurtenances,   Covenants,  Conditions  and
Restrictions pertaining thereto.

WITNESS, the hand(s) of said grantor(s) the 4th day of March, 1998. COTTONWOOD CONFLUENCE I, L.L.C.
By:/s/ Douglas K. Anderson
Its: Manager

     State of Utah ) ) ss. County of Salt Lake )
On this  4th day of March , 1998,  personally  appeared  before  me  Douglas  K.
Anderson who being by me duly sworn acknowledged that he is the Manager of COTTONWOOD CONFLUENCE I, L.L.C., the limited liability company that executed the above and foregoing instrument and that said instrument was signed on behalf of said company by authority of its by-laws (of authority of a resolution of its board of managers/members) and said Douglas K. Anderson acknowledged to me that said limited liability company executed the same.

My Commission Expires: Nov. 21, 1998                   /s/Amy Thiede
Residing at: Salt Lake                                 NOTARY PUBLIC